Supatcha Resources Inc.
Bonanza Mineral Claim
Greenwood M.D

SUPATCHA RESOURCES INC.

GEOLOGICAL REPORT

of the

BONANZA MINERAL CLAIM

Greenwood Mining Division	NTS 082E018

Vancouver, B.C. Canada	Laurence Sookochoff, P.Eng

Sookochoff Consultants Inc.

December 12, 2007	page 1 of 15

Supatcha Resources Inc.
Bonanza Mineral Claim
Greenwood M.D

Geological Report
on the
Bonanza Mineral Claim

____________________________________________________

Table of Contents

page

Introduction	3.
Summary	3.
Property Description, Location & Access	4.
Climate	5.
Physiography & Vegetation	5.
Infrastructure	5.
Water & Power	6.
History	6.
Regional Geology	9.
Property Geology	10.
Structure	10.
Mineralization	10.
Conclusions & Recommendations	11.
Recommended Exploration Program & Estimated Cost	12.
Selected References	13.
Certificate	15.

Illustrations

Figure 1.	Location Map	following page 3.
Figure 2.	Claim Location	following page 5.
Figure 3.	Hillside Topography	following page 6.
Figure 4.	Regional Geology	following page 7.
Figure 5.	Property Geology	following page 8.
Figure 6.	Topographical Map	following page 9.

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December 12, 2007	page 2 of 15

Supatcha Resources Inc.
Bonanza Mineral Claim
Greenwood M.D

Geological Report
on the
Bonanza Mineral Claim

INTRODUCTION

At the request of officials of Supatcha Resources Inc. the writer prepared this geological evaluation report on the Bonanza Claim to recommend an exploration program to continue the exploration and development of the ground with a view to establish sufficient zinc bearing reserves on which to base a productive economic operation.

Information for this report was obtained from sources as cited under Selected References and from personal reports the writer has written on mineral properties in the specific area.

SUMMARY

The Bonanza mineral claim, owned as to 100% by Supatcha Resources Inc., is comprised of a nine unit grid claim block with an area of 222.8 acres (90.169 hectares) and located in the Volcanic Creek within nine miles north of Grand Forks, British Columbia, Canada and within eleven miles north of the Canada-United States border. It is situated within the northern extension of the Republic Graben, a geological structure which hosts a number of past gold producers, namely the Phoenix Mine some eight miles southwest, and including one of the former leading gold producers in the United States, the Knob Hill Mine of Northern Washington.

The Bonanza claim covers ground that has been historically the subject of underground exploration including two tunnels, one 27 metres long and one 43 metres long in addition to two shafts, one 21 metres and one 3.6 metres deep were reported on the Bonanza. Two other shafts, 9 and 7.6 metres deep and one tunnel 12 metres long were reported.

The mineral zones that were explored were quartz/carbonate veins hosting lead, zinc and silver with the zones controlled by regionally associated structures. A small amount of ore was shipped from the property of unknown grades. Reported mineralization reported from an examination in 1983 was of: Gold: .056 ounces per ton Silver: .20 ounces per ton

A three phase exploration program of geological, geochemical and geophysical surveys and diamond drilling estimated to cost US$83,000.00 is recommended to delineate potentially economic mineral zones. It is also recommended that Supatcha Resources Inc. allocate the sum of US$6,500.00 to complete Phase I of the recommended program consisting of trenching and sampling.

Sookochoff Consultants Inc.

December 12, 2007	page 3 of 15

SUPATCHA RESOURCES INC.
Quesnel
Williams Lake
British Columbia
BONANZA CLAIM
Revelstoke
Kamloops
Enderby
Armstrong
Vernon
Merritt
Kelowna
Kimberley
Fernie
Cranbroo
Nelson
Castlegar
Penticton
Rossland
Greenwood
Grand Forks
Courtenay
Parksville
Port Alberni
Nanaimo
Coquitlam
Burnaby
Langley
Abbotsford
Duncan
Victoria
Colwood
U.S.A.

Figure 1
LOCATION MAP

Supatcha Resources Inc.
Bonanza Mineral Claim
Greenwood M.D

PROPERTY DESCRIPTION, LOCATION & ACCESS

The property consists of one twenty unit grid claim covering an area of 222.8 acres (90.169 hectares). Particulars are as follows:

Claim Name	Tenure No.	Expiry Date
Bonanza (9 units)	525427	2008/jan/14

The property is located in the Greenwood Mining Division, within NTS 082E018, within nine miles north of Grand Forks, British Columbia, Canada and within eleven miles north of the Canada-United States border.

The Bonanza claim is owned as to 100% by Supatcha Resources Inc. which entitles the company to the sub-surface mineral rights. The company does not have any interest in the surface rights. In accordance with the Mineral Tenure Act of British Columbia (the Act):

1) The recorded holder of a claim is entitled to those minerals or placer minerals, as the case may be, that are held by the government and that are situated vertically downward from and inside the boundaries of the claim. The interest of a recorded holder of a claim is a chattel interest.

2) The rights pertaining to use of the surface of a claim are that a recorded holder may use, enter and occupy the surface of a claim for the exploration and development or production of minerals or placer minerals, including the treatment of ore and concentrates, and all operations related to the exploration and development or production of minerals or placer minerals and the business of mining.

3) A claim is maintained by registering exploration and development work or making a payment instead of work as required by section 29 of the Act. If this section is not complied with on or before the expiry date of the claim, the claim forfeits to and vests in the government at the end of the expiry date. There is no advance notice of forfeiture of a claim. The exploration and development registered to maintain a claim is subject to challenge under section 40(1)(b) of the Act for a period of one year from the date of the registration of the work.

To maintain the ownership of the claims, the company is obligated to either complete exploration work of C$4.00 per hectare per year for the three years after staking thence C$8.00 per hectare per year in the future years or in the alternative of the exploration expenditures, the payment of the equivalent of cash in lieu prior to the Expiry Date.

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December 12, 2007	page 4 of 15

Supatcha Resources Inc.
Bonanza Mineral Claim
Greenwood M.D

PROPERTY DESCRIPTION, LOCATION & ACCESS (cont'd)

The property is not subject to any royalties, back-in rights, payments or other agreements or encumbrances. The property is not known to be subject to any environmental liabilities. Permitting would not be required for the initial exploration; however, a permit would be required for exploration that involves surface disturbance such as trenching or diamond drilling; the cost of which would be the charge for the preparation and submission of the permit documents and a security deposit of $1,000.00 (one thousand dollars) which would be refunded upon the reclamation of the disturbed areas.

Access is provided by a paved highway on the east side of Granby River for nine kilometres from Grand Forks. There are numerous secondary access roads within the property boundaries.

CLIMATE

The region is situated within the dry belt of British Columbia with rainfall between 25 and 30 cm per year. Temperatures during the summer months could reach a high of 30° and average 25°C with the winter temperatures reaching a low of -15°C and averaging 8°C. On the property, the permanent snow on the ground would be from December to April and would not hamper a year-round exploration program.

The general climate of the area would allow a snow free surface exploration program of up to nine months of the year at the lower elevations.

PHYSIOGRAPHY AND VEGETATION

The property is located within the Christina Range of the Monashee Mountains that is characterized by moderate to steep forested slopes to elevations of 5,000 feet. Elevations on the property range between 1,800 feet and 2,825 feet.

INFRASTRUCTURE

Grand Forks and Greenwood, historic mining centres within 25 miles of the property, could be a source of experienced and reliable exploration and mining personnel and a supply for most mining related equipment. Castlegar, 100 miles east or Penticton, 88 miles north, are serviced daily by commercial airline. Vancouver, a port city on the southwest corner of, and the largest city in the Province of British Columbia is seven hours distant by road and less than one hour by air from Penticton or Castlegar.

Sookochoff Consultants Inc.

December 12, 2007	page 5 of 15

SUPATCHA RESOURCES INC.
BONANZA CLAIM
Grand Forks
082E.057
082E.055
082E.047
082E.045
082E.039
082E.040
082E.038
082E.037
082E.036
082E.035
082E.030
082E.029
082E.027
082E.026
082E.020
082E.019
082E.017
082E.016
082E.015
082E.010
082E.009
082E.008
082E.007
082E.006
082E.005
082F.031
082F.021
082F.011
082F.001

Figure 2.
CLAIM LOCATION

Supatcha Resources Inc.
Bonanza Mineral Claim
Greenwood M.D

WATER AND POWER

Sufficient water for all phases of the exploration program could be available from Volcanic Creek or Granby River, both adjacent to the property, or from many other variably sized water courses within the boundary of the property.

Electrical power may be available from a high voltage transmission line that is within one mile of the property.

HISTORY

The history of the area stems from placer deposits discovered along Rock Creek and Boundary Creek west of Grand Forks in the early 1850's.

Some of the original exploration in the immediate area of the Bonanza claim group was on the Pathfinder property, located within 1,000 feet north of the Bonanza claim and bordering the east side of the Granby River. An 1895 publication on the exploration of the Pathfinder states that:

"...stripped the ledge for 500 feet in length, and in one spot for 25 feet in width, and it appears to be 100 feet wide. They have made a number of cuts and sunk shafts from ten to twenty feet. They have assays of $51 gold and 2.5 per cent copper, and have had as high as 23 per cent copper."

In 1920, "1,250 tons of ore shipped assayed 0.43 oz Au/ton and 3.93 Ag/ton". Exploration has continued on the Pathfinder from 1983 to and including 1987. During this period diamond drilling results included intersections of

Year	Mineralization Length
		(feet)	oz Au/ton
1985	Massive sulfide	5.0	0.133
	Massive sulfide	2.0	0.566
1983	Silicified tuff	41.0	0.021
	including	14.7	0.042
	Meta-dacitic tuff	12	0.2
	Dacitic tuff	2.4	1.400
		0.2	0.128

On the adjacent (to the Pathfinder) Golden Eagle claim, exploration is first mentioned in 1899 and by 1925 development consisted of "a shaft 125 deep, a crosscut tunnel 383 feet long, drifting 363 feet, as well as stoping." Shipments totaled 1,057 tons returning 238 oz Au and 2,235 oz Ag or averaging 0.225 oz Au/ton and 2.11 oz Ag/ton.

Sookochoff Consultants Inc.

December 12, 2007	page 6 of 15

SUPATCHA RESOURCES INC.
BONANZA CLAIM

Figure 3. HILLSHADE TOPOGRAPHY

Supatcha Resources Inc.
Bonanza Mineral Claim
Greenwood M.D

History (cont'd)

In 1890, gold-copper deposits were discovered at Rossland, 35miles east of Grand Forks, stimulating prospecting throughout the area. The following year, large low-grade copper deposits were discovered near Phoenix, eight miles east of the Bonanza claim. The Phoenix district produced about 15 million tons of ore averaging slightly over 1.5% copper with significant gold and silver values. The Phoenix mine ceased operations in 1919, however was later reopened and in production to 1978.

MINFILE states on the original claim staking at Phoenix and production that:

"The first claims in the Phoenix area were staked by Henry White (Knob Hill (Lot 590) (082ESE020)) and Matthew Hatter (Old Ironsides (Lot 589) on July 15th, 1891. The claims were Crown granted in 1896. The Old Ironsides mine became one of the first open pit mines in Canada. Production is included with the Phoenix (082ESE020). See Phoenix for additional details on development, geology and mineralization.

The first period of production, from 1900 to 1919, by the Granby Consolidated Mining, Smelting and Power Company, Limited, was largely by underground mining on the Knob Hill, Ironsides, Gold Drop (082ESE028), Monarch (082ESE027), Victoria (082ESE023), Snowshoe (082ESE025) and Curlew (082ESE024) claims. Systematic development, consisting of an extensive system of tunnels and stopes, began in 1895 and comprised three adit levels on the Old Ironsides and Knob Hill claims. To the east, five levels, serviced in part by the Victoria shaft, were developed on the Victoria and Aetna (082ESE022) claims. At the close of the first period of operations in June 1919, a total of 12,434,620 tonnes of ore had been mined from stoped areas, exceeding 48,000 square metres in lateral extent, accessed by a 37-kilometre long network of interconnected tunnels.

Intermittent mining took place by W.E. McArthur from 1920 to 1942, mainly from the Old Ironsides claim. This period produced 47,107 tonnes of ore.

Renewed operations by the Granby company in 1959 began excavations which, by the final close of mining activity in 1976, resulted in removal of almost the entire old underground workings. This created a large elliptical 425 by 800-metre open pit. Mining took place largely on the Knob Hill, Old Ironsides, Aetna, Victoria, Brooklyn and Idaho (082ESE013), Stemwinder (082ESE014), Snowshoe and Rawhide (082ESE026) claims. From 1959 to 1978, 9,070,560 tonnes of residual low grade ore was extracted.

Sookochoff Consultants Inc.

December 12, 2007	page 7 of 15

SUPATCHA RESOURCES INC.
BONANZA CLAIM
PHOENIX MINERAL DEPOSITS
Figure 4
REGIONAL GEOLOGY
Greenwood
DPK
KAP
EPeMK
ECsy
MJgr
ESTgr
TrB
Qal
PeESTgr
CPMRum
CPA

Supatcha Resources Inc.
Bonanza Mineral Claim
Greenwood M.D

History (cont'd)

The mine is underlain by chert, cherty argillite, greenstone and a minor amount of limestone of the Upper Paleozoic Knob Hill Group. These rocks are unconformably overlain by limestone, sharpstone conglomerate, argillite and Eholt volcanics of the Triassic Brooklyn Group. Copper ore occurs in mineralized areas of the Brooklyn limestone, which have all the characteristics of metasomatic replacements. These replacements are composed essentially of chlorite-epidote skarn rocks with variable amounts of garnet, calcite and quartz, accompanied by blebs and disseminations of pyrite, chalcopyrite, magnetite and specularite.

The main ore body outcrops on the Old Ironsides and Knob Hill claims; in its downward and eastward extension it passes into the Victoria and Aetna claims. The body is composite in character and consists of two lenses which coalesce about their central portions. The western lens is at least 750 metres long, from 12 to 38 metres thick, and from 112 to over 275 metres wide. The eastern lens is apparently not so long, but approaches the magnitude of the former in width and thickness. The combined thickness of the two at their point of junction is about 57 metres. In its southern extension this composite ore body appears to break up into subordinate ribs and wedges of ore separated by complimentary ribs of almost barren gangue rock. A similar condition also appears to occur to the east of the main ore body and a 'great' pulaskite porphyry dike, where a rather flat lying zone, consisting in part of pay ore, has been found on about the same level as No. 3 tunnel. The general strike of the outcrop of the ore body is 010 degrees with dips to the east ranging from 45 to 60 degrees. The dip flattens with depth and on the lower levels averages from 15 to 30 degrees. A downfaulted block of Tertiary rock, viewed in the 1000-metre long Victoria to Gold Drop tunnel (elevation 1450 metres), separates the east side of the Phoenix pit from an eastern extension of the Old Ironsides - Knob Hill skarn zone."

In the immediate vicinity of the Bonanza claim, exploration and development on the Pathfinder property to 1920 resulted in 111,250 tons of ore being shipped assaying 0.43 oz. Au/ton and 3.9 oz. Ag/ton".

In a 1983 drill program on the Richmond claim of the Pathfinder property, values of up to 1.4 oz Au/ton across 2.4 feet and .12 oz Au/ton across 12.2 feet were reported. Geological mapping and sampling on the Pathfinder in 1984 returned encouraging results in the location of gold values associated with volcanic flows.

Sookochoff Consultants Inc.

December 12, 2007	page 8 of 15

SUPATCHA RESOURCES INC.
Faults
DPK
BONANZA CLAIM
Qal
LIME CREEK
BONANZA FR. (L.1617)
LEGEND
DPK-Devonian to Permian
Knob Hill Group
chert, siliceous argillite
siliclastic rocks
TrB-Triassic
Brooklyn Formation
undivided sedimentary rocks
Qal-Quaternary
alluvium
Roads
TrB
TrB
HUMMINGBIRD (L.1369)

Figure 5. PROPERTY GEOLOGY

Supatcha Resources Inc.
Bonanza Mineral Claim
Greenwood M.D

History (cont'd)

On the Bonanza claim ground, exploration has been intermittently carried out since the early 1900's. Documented exploration in the BC government MIFILE state that:

"The Ruby Claim Group envelopes the Bonanza (Lot 1617) and Neta (Lot 996) reverted Crown grants which in 1900 were known as the French & English Group along with the Colorado, Nevada, Mtn. View and three others. In 1900, a 30-metre tunnel was reported. In 1901, two tunnels, one 27 metres long and one 43 metres long in addition to two shafts, one 21 metres and one 3.6 metres deep were reported on the Bonanza. Two other shafts, 9 and 7.6 metres deep and one tunnel 12 metres long were reported.

REGIONAL GEOLOGY

J. Paxton, P.Eng, described the regional geology in a report on the former Glory claim which is presently the Bonanza claim ground. The geology (Paxton, 1980) is summarized as follows:

A major structure, The Granby River Fault, trends northerly through the property and separates the pre-Pennsylvanian Grand Forks Metamorphic Complex to the east from the Pennsylvanian to Tertiary rocks to the west. The Grand Forks Group is almost completely void of metallic mineral deposits. Pennsylvanian Permean rocks host a number of massive sulfide deposits plus numerous small shear zone polymetallic sulfide lenses

Where rocks have been intruded by later igneous plutons, precious metal quartz veins have developed as well as small skarn type deposits. Numerous small mines in the area such as the Dentonia, Lexington, Providence and Winnipeg are of this type.

The Triassic sequence of conglomerates and bedded limestone are host to the major ore deposits of the area. The chalcopyrite gold hematite ore deposits of the Phoenix, B.C., Motherlode, Sunset and Oro Denora all belong to this group.

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December 12, 2007	page 9 of 15

SUPATCHA RESOURCES INC.

354837
516679
530238
LIME CREEK
BONANZA FR. (L.1617)
700
800
600
1000
900
BONANZA CLAIM
526006
0
1000
feet
503020

Figure 6. TOPOGRAPHY MAP

Supatcha Resources Inc.
Bonanza Mineral Claim
Greenwood M.D

PROPERTY GEOLOGY

The Bonanza claim is indicated to cover .a central southerly narrowing formation of cherts, siliceous argillites, and siliclastic rocks of the Devonian to Permian Knob Hill Group in fault contact with the Triassic Brooklyn Formation of undivided sedimentary rocks to the east, and with Quaternary alluvium to the west

STRUCTURE

A major structural break, the Granby River Fault, trends northerly, correlates in part with the Granby River and is within one kilometre east of the eastern border of the Glover claim group. The Fault, which extends northward from Washington, also forms the eastern edge of the Republic Graben, a major structural block which hosts many productive mineral zones including the Knob Hill Gold Mine of northern Washington, one of the leading gold producers of the United States.

On the Bonanza mineral claim, northeast linear trends of faults are indicated as fault contacts between the Knob Hill Group and the Brooklyn Formation.

MINERALIZATION

Kermeen (1983) in a report on the ground including the Bonanza showings of the Bonanza claim reports that:

"Quartz and calcite veining is common in the intensely fractured zones along the above described faults.

A narrow quartz vein containing galena, sphalerite and pyrite is exposed in the upper adit on the Bonanza Fraction; it strikes 125 degrees and .dips 83 degrees north. A random chip sample from this vein, taken by the writer assayed as follows: Gold: .056 ounces per ton Silver: ..20 ounces per ton. The 1925 BC Minister of Mines Reportdescribes the lower adit (now inaccessible) being driven 153 feet as a cross cut to intersect the vein; a drift was then driven "northeast 48 feet and 6 feet to the southwest". It is therefore concluded that this "vein" was in fact, parallel to the bedding of the host rocks and completely separate from the cross fracture exposed in the upper adit. A shipment of sorted ore from the lower adit is reported to have carried values in gold, silver, lead and zinc. A sample of pyritic chert from claim Ruby 5 analyzed 30 ppb in gold."

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December 12, 2007	page 10 of 15

Supatcha Resources Inc.
Bonanza Mineral Claim
Greenwood M.D

CONCLUSIONS AND RECOMMENDATIONS

The Bonanza claim incorporates some historical exploratory workings on mineral zones hosting structurally controlled mineral zones. The breccia hosted quartz/calcite mineralization is indicated to be controlled by structures associated with the regional Granby River Fault which may indicate an extensive deep-seated plumbing system for the migration and the localization of mineral bearing fluids. As the region is known for its economical and productive ore zones, the Bonanza ground with its favorable geology has the potential for similar economic zones of mineralization.

It is recommended that trenching and sampling be completed over the known mineral zone to determine geological controls to the mineralization and to determine the nature of the mineralization. As a follow-up to the initial investigation of the mineralized structure, a VLF-EM survey and soil sampling is recommended to be completed along the determined extensions of the known mineral zones. Sampling and geological mapping would be completed within anomalous areas. As a third phase to the exploration program, diamond drilling of the prime correlative anomalous zones should be completed.

RECOMMENDED EXPLORATION PROGRAM & ESTIMATED COST

Phase I
	Trenching and sampling over known mineralized zones		$6,500.00

Phase II
	a) VLF-EM and soil geochemical surveys	$8,500.00
	b) Sampling and geological mapping of the veins within anomalous zones	13,000.00	21,500.00

Phase III
	Test diamond drilling of the prime targets		45,000.00
	Total Estimated Cost		US $ 83,000.00

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December 12, 2007	page 11 of 15

Supatcha Resources Inc.
Bonanza Mineral Claim
Greenwood M.D

RECOMMENDED EXPLORATION PROGRAM & ESTIMATED COST (cont'd)

Phase I of the recommended exploration program is estimated to take three weeks to complete.

Respectfully submitted
Sookochoff Consultants Inc.

Laurence Sookochoff, P.Eng.

Sookochoff Consultants Inc.

December 12, 2007	page 12 of 15

Supatcha Resources Inc.
Bonanza Mineral Claim
Greenwood M.D

SELECTED REFERENCES

BAINES, H.L. - Geochemistry of Hydrothermal Ore Deposits, J.Wiley and Sons, Inc., New York, 1979.

BOYLE, R.W. - The Geochemistry of Gold and its Deposits, Energy, Mines and Resources Canada. Bulletin 280, 1979.

BROWN, E.R. - Exploration Geology of the Golden Promise Discovery, Republic Mining District, Washington, undated abstract.

GILL, G. et al - 1988 Report on Field Activities on the Hek Claim Group. Noranda Exploration Company, Limited. May, 1988

- Assessment Report (Geological/Geochemical) on the Hek Claim Group. March 7, 1988. AR 17,375.

KERMEEN, J.S. - A Report on Geological Mapping on the Volcanic Creek Group of Claims for Corrie Copper Ltd. November 23, 1983.

KEW, J. - Statement of Work for Glover Mineral Claim Group. May 20, 1992. AR 22,349.

- Statement of Work for Glover Mineral Claim Group. June 30, 1995. AR 25,125. LEROY, O.E. 1912 - Geological Survey of Canada. Memoir No. 21.

LITTLE, H.W. 1983 - Geology of the Greenwood Map-Area. G. S.C. 79-29. Map Scale -1:5,000.

McNAUGHTON - Greenwood - Phoenix Area, British Columbia, G.S.C. Paper 45-20 Canada Dept. of Mines, Ottawa, 1945.

McNAUGHTON, D.A. - 1945 - Greenwood-Phoenix Area, B.C. G.S.C. Paper 45-20 Map Scale - I inch to 800 feet.

MEYER, W. - Diamond Drilling, Geological, Magnetometer and Soil Geochemical Report on the Hek Claim for Boundary Gold Ltd. 1975. AR 6,130.

MINDEP FILES - Computer retrieval mineral inventory files on B.C. including entry 82E/SW 020-028. (Phoenix). B.C. Ministry of Energy, Mines and Petroleum Resources.

MINISTER OF MINES ANNUAL REPORTS: 1898 p. 1118; 1906 p. 254; 1928 p. 25 1; 1939 p. D5.

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December 12, 2007	page 13 of 15

Supatcha Resources Inc.
Bonanza Mineral Claim
Greenwood M.D

Selected References (Cont'd)

MONGER, J.W.H. - Early Tertiary Stratified Rocks, Greenwood Map-Area, B.C. Dept. of Energy, Mines and Petroleum Resources. Paper 6742.

PAXTON, 1 1980 - Mining Potential of the Phoenix Area, Grand Forks, B.C., unpublished report.

SAWYER, J.D. - Summary Report on Mineral Properties in the Boundary District, Greenwood Mining Division, B.C. for Kettle River Mines Ltd., May 25, 1981.

SOOKOCHOFF, L. - Geological Report on the Hek and Hel claims for Aries Resources Ltd., February 25, 1980.

- 1984 Assessment Report on the Hek Claim Group for Consolidated Boundary Explorations Ltd., January 25, 1985. Assessment Report 13,546.

- 1986 Assessment Diamond Drilling Program on the Hek Claim Group for Consolidated Boundary Explorations Ltd. and Grand Forks Mines Ltd. January 26, 1987. AR 16,066.

- Summary Report on the Glover Claim Group for Carnival Resources Ltd, May 14, 1997.

- Geological Assessment Report on the Glover 13 Claim for Carnival Resources Ltd., July 14, 1998.

- Geological & Geophysical Assessment Report on the Glover 11 Claim for Carnival Resources Ltd., April 30, 1999.

- Geological & Geophysical Assessment Report on the Glover Claim Group for Carnival Resources Ltd., January 20, 2000.

- Geochemical Assessment Report on the Glover Claim Group for Carnival Resources Ltd., January 20, 2001.

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December 12, 2007	page 14 of 15

Supatcha Resources Inc.
Bonanza Mineral Claim
Greenwood M.D

CERTIFICATE

I, Laurence Sookochoff, of the City of Vancouver, in the Province of British Columbia, do hereby certify:

That I am a Consulting Geologist and principal of Sookochoff Consultants Inc. with an addrress at 120 125A-1030 Denman Street, Vancouver, BC Canada V6G 2M6.

I, Laurence Sookochoff, further certify that:

1)	I am a graduate of the University of British Columbia (1966) and hold a B.Sc. degree in Geology.

2)	I have been practicing my profession for the past fourty-two years.

3)	I am registered and in good standing with the Association of Professional Engineers and Geoscientists of British Columbia.

4)	The information for this report is based on information as itemized in the Selected Reference section of this report and from work the writer has completed in the Bonanza claim area since 1980.

5)	I do not have any direct or indirect interest in the Bonanza claim nor in the securities of Supatcha Resources Inc.

Laurence Sookochoff, P. Eng.

Vancouver, BC

Sookochoff Consultants Inc.

December 12, 2007	page 15 of 15